EXHIBIT 5
                                 FOLEY & LARDNER
                               POST OFFICE BOX 240
                        JACKSONVILLE, FLORIDA 32201-0240
                             THE GREENLEAF BUILDING
                           200 LAURA STREET 32202-3527
                            TELEPHONE (904) 359-2000
                            FACSIMILE (904) 359-8700


                                  May 28, 1997


   VIA EDGAR

   Stein Mart, Inc.
   1200 Riverplace Boulevard
   Jacksonville, FL 32207

     Re: Registration Statement on Form S-8 Relating to Shares of Common Stock Issuable Pursuant to Stein Mart Employee Stock Plan

   Ladies and Gentlemen:

     This opinion is being furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Stein Mart, Inc. (the "Company"), under the Securities Act of 1933, as amended, for the registration of 400,000 shares of common stock par value $0.01 (the "Shares") issuable pursuant to the Stein Mart, Inc. Employee Stock Purchase Plan (the "Plan").

     We have examined and are familiar with the following:

     A. Articles of Incorporation of the Company, as amended, as filed in the Office of the Secretary of State of the State of Florida;

     B.   Bylaws of the Company;

     C. The proceedings of the Board of Directors and shareholders of the Company in connection with the adoption of the Plan; and

     D. Such other documents, Company records and matters of law as we have deemed to be pertinent.

     Based on the foregoing, it is our opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida.

     2. The Shares have been duly authorized and when issued in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                   Sincerely,

                                   FOLEY & LARDNER


                                   By:   /s/ Linda Y. Kelso
                                        Linda Y. Kelso